UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2016

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 10, 2016, IHS Inc. (“IHS” or “we” or “us” or “our”) entered into an amendment (the “Term Loan Amendment”) among IHS, as a guarantor and the Tranche A-2 Borrower, IHS Global Inc., as the Tranche A-1 Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, to that certain term loan credit agreement dated as of October 17, 2014 (as amended by the Term Loan Amendment and as amended, supplemented or otherwise modified prior to the date hereof, the “Term Loan Credit Agreement”), among IHS, as guarantor, IHS Global Inc., as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto. The Term Loan Amendment amended the Term Loan Credit Agreement to create a new tranche of term loans thereunder (the “Tranche A-2 Term Loans”) in an aggregate principal amount of $550 million. Proceeds from the Tranche A-2 Term Loans were used to finance the acquisition of Oil Price Information Service, LLC, a Maryland limited liability company (“OPIS”), as described under Item 2.01.

Also on February 10, 2016, IHS entered into an amendment (the “Revolving Credit Facility Amendment”) among IHS, IHS Holding Inc., IHS Global Inc., IHS Group Holdings Limited, IHS Global Limited, IHS Global S.A., IHS Global Canada Limited, IHS EMEA Holdings S.À.R.L., IHS Luxembourg S.À.R.L., as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent, to that certain revolving credit agreement dated as of October 17, 2014 (as amended by the Revolving Credit Facility Amendment and as amended, supplemented or otherwise modified prior to the date hereof, the “Revolving Credit Agreement”), among IHS, IHS Holding Inc., IHS Global Inc., IHS Group Holdings Limited, IHS Global Limited, IHS Global S.A., IHS Global Canada Limited, IHS EMEA Holdings S.À.R.L., IHS Luxembourg S.À.R.L., as borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto. The Revolving Credit Facility Amendment made certain amendments and modifications to the Revolving Credit Agreement to permit the incurrence of the Tranche A-2 Term Loans.

The foregoing summary of the Term Loan Amendment and the Revolving Credit Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Term Loan Amendment and the Revolving Credit Facility Amendment, which are planned to be filed with the IHS quarterly report on Form 10-Q for the first fiscal quarter of 2016.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 10, 2016, IHS Global Inc. completed its previously announced acquisition of OPIS, an internationally referenced pricing reporting agency that serves the oil, natural gas and biofuels industries, pursuant to the Membership Interest Purchase Agreement (the “Agreement”) dated as of January 8, 2016 with UCG Holdings Limited Partnership, as seller. Under the Agreement, IHS Global Inc. paid $650 million for the acquisition, subject to customary post-closing adjustments. Funds for the acquisition were drawn under the Term Loan Credit Agreement and the Revolving Credit Agreement described in Item 1.01.

The Agreement is more fully described in IHS’ current report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2016, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 11, 2016, IHS issued a media release announcing completion of its acquisition of OPIS, which is furnished as Exhibit 99.1 to this current report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Media Release dated February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: February 11, 2016	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary